Amendment No. 2
                                       to
                          Airport Agreement No. AC-965


        THIS CONTRACT OF LEASE is made and entered into as of the 8th day of January, 1996, by and between MILWAUKEE COUNTY, a municipal corporation, organized and existing as one of the counties in Wisconsin (hereinafter referred to as "Lessor" or "County"), and MIDWEST EXPRESS AIRLINES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "Lessee" or "Midwest Express").

                              W I T N E S S E T H :

        THAT, WHEREAS, the parties hereto have heretofore entered into a lease agreement dated May 12, 1988, known as Airport Agreement No. AC-965, relating to air cargo apron space and the lease of land for construction of an aircraft maintenance hangar on the premises of General Mitchell International Airport; and,

        WHEREAS, Lessee had originally been assigned 65,000 square feet of ramp directly south of its hangar facility, and Lessee had also previously been assigned an additional 53,015 square feet of ramp area, south of, and adjacent to the 65,000 feet of aircraft parking area originally leased by Lessee; and,

        WHEREAS, the westward expansion of the air cargo apron in 1995 required that 48,265 square feet of the added 53,015 square feet of Lessee's cargo apron be deleted from its leasehold to provide a common use taxiway to the newly constructed western edge of the cargo ramp; and

        WHEREAS, in exchange for this 48,265 square feet, Lessee has agreed to amend its lease to add as replacement, an additional 49,250 square feet, immediately west of and contiguous to Lessee's remaining ramp, adjusting rentals accordingly; and

        WHEREAS, the total amount of ramp Midwest will lease will be 119,000 square feet; and

        WHEREAS, the County's Board of Supervisors in its meeting of September 28, 1995 approved an amendment to Airport Agreement AC-965 between Milwaukee County and Midwest Express to delete 48,265 of the 53,015 square feet of cargo apron previously added, and to add 49,250 square feet of ramp immediately west of the remaining apron, both actions to be effective November 1, 1995 and adjusting the rental fees assessed to Lessee accordingly;
             NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements herein contained and other valuable considerations, it is mutually agreed between the parties hereto that the aforesaid agreement dated May 12, 1988 as amended, be and is hereby further amended in the following particulars, to wit:

   1. Effective November 1, 1995 the following subparagraphs shall be added to Paragraph 4 to read as follows:

        "4. (j) Lessor has requested, and Lessee has agreed to, Lessee's relinquishment of 48,265 square feet of Lessee's cargo apron from its leasehold to provide a common use taxiway to the newly constructed western edge of the cargo ramp, and add, as replacement ramp, an additional 49,250 square feet, immediately adjacent and contiguous to Lessee's remaining ramp, bringing the total amount of ramp Lessee will lease to 119,000 square feet, all as shown on Exhibit A-1 (revised November 1, 1995), attached hereto and made part hereof.

             (k) Effective November 1, 1995, Lessee agrees to pay monthly fees to Lessor sufficient to cover its proportionate 8.95 percent share of the costs of the remaining 4,750 square feet of the 53,015 square feet of apron previously added to Lessee's leasehold effective January 1, 1995 as shown on Revised Exhibit B-1 (Revised 11/1/95) attached hereto and made a part hereof. The maintenance and operation component is subject to annual adjustment based on review by Lessor of actual expenses incurred in the prior year.

             (l) Effective November 1, 1995, Lessee further agrees to pay monthly fees to cover the costs of its proportionate 19.35% share of the common taxiway reformulated from Lessee's relinquished 48,265 square feet of ramp as shown on Revised Exhibit B-1 (Revised 11/1/95) attached hereto and made part hereof. The maintenance and operation component is subject to annual adjustment based on review by Lessor of actual expenses incurred in the prior year."

             (m) In recognition of Lessee's long-term commitment to pay the debt service and operating costs of Lessee's preferentially leased ramp, revenues received by the County from non-signatory users of Lessee's preferentially leased ramp shall be credited annually to Lessee by February 15, of the year following the year of account. This process and procedure shall be similar to the crediting of non-signatory user fees in the Cargo Carrier preferential ramp leases on the adjoining aircraft parking ramp.

   2. Except as specifically provided herein, the terms and conditions of the Agreement heretofore entered into between the parties dated May 12, 1988, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their respective proper officers and their corporate seals hereto affixed on the dates hereinafter set forth.

                                      MILWAUKEE COUNTY
   APPROVED:                          a municipal corporation


   /s/________________1/98/96        By/s/ Thomas C. Kenney
   Airport Director    Date           (for) Tyrone P.Dumas
   Director of Public Works


   /s/________________12/18/95        By/s/ Rod Lanser
   Corporation Counsel Date                 Rod Lanser
                                            County Clerk


                                   LESSOR


                                      MIDWEST EXPRESS AIRLINES, INC.
                                      a Delaware corporation


                                      By/s/ Brenda Skelton
                                        Brenda Skelton
                                      Title  Sr. Vice President
                                      Date   12/21/95

                                      By

                                      Title
                                      Date


                                   LESSEE

   STATE OF WISCONSIN )
                      )  ss
   MILWAUKEE COUNTY   )

        Personally came before me this 5th day of January, 1996, the above named Thomas C. Kenney for Tyrone P. Dumas, Director of Public Works of Milwaukee County, to me known to be the person who executed the foregoing instrument on behalf of Milwaukee County, and acknowledged the same to be the free act and deed of said County made by its authority.

                                 /s/ Connie Arnold
                                 Notary Public, Milwaukee County, Wis.
                                 My commission expires July 28, 1996


   STATE OF WISCONSIN )
                      )  ss
   MILWAUKEE COUNTY   )

        Personally came before me this 8th day of January, 1996, the above named Rod Lanser, County Clerk of Milwaukee County, to me known to be the person who executed the foregoing instrument on behalf of Milwaukee County, and acknowledged the same to be the free act and deed of said County made by its authority.

                            /s/ Mark E. Ryan
                            Notary Public, Milwaukee County, Wis.
                            My commission expires October 20, 1996


   STATE OF WISCONSIN       )
                            ) ss
   COUNTY OF MILWAUKEE      )

        Personally came before me this 21st day of December, 1995,

      Brenda Skelton,                      Sr. Vice President
          (Name)                                (Title)
   and ___________________________   , _____________________________,
                  (Name)                        (Title)
   of MIDWEST EXPRESS AIRLINES, INC., to me known to be the persons who executed the foregoing instrument and to me known to be such officers of said corporation, and acknowledged that they executed the foregoing instrument as such officers as the deed of said corporation, by its authority.

                                 /s/ Linda C. Snyder
                                 Notary Public, Linda C. Snyder
                                 My commission expires December 29, 1996